Exhibit 99.1
KELLY® REPORTS
FOURTH-QUARTER AND FULL-YEAR EARNINGS 2021

•Q4 revenue increased 0.7%, or 6% as adjusted
•Q4 gross profit rate of 19.7%, improved 160 bps
•Q4 operating earnings of $15.3 million, or earnings of $19.4 million as adjusted, compared to earnings of $13.9 million in the corresponding quarter of 2020 as adjusted, up 40% on an adjusted basis
•Full year 2021 operating earnings of $48.6 million, or earnings of $52.6 million as adjusted, compared to adjusted earnings of $44.3 million last year, up 19% on an adjusted basis

•To unlock capital to accelerate Kelly’s specialty strategy, Kelly and Persol Holdings will unwind cross-ownership and Kelly will reduce its ownership interest in PersolKelly, the companies' joint venture in the APAC region, in Q1 2022

TROY, Mich. (February 14, 2022) – Kelly® (Nasdaq: KELYA, KELYB), a leading specialty talent solutions provider, today announced results for the fourth quarter and full year of 2021. The company’s 2021 fiscal year is a 52-week year, and the fourth quarter of 2021 includes 13 weeks. The company’s 2020 fiscal year was a 53-week year, and the fourth quarter of 2020 included 14 weeks.

Peter Quigley, president and chief executive officer, announced revenue for the fourth quarter of 2021 totaled $1.3 billion, a 0.7% increase compared to the corresponding quarter of 2020. Year-over-year revenue trends were negatively impacted by the additional week in the 2020 period. Adjusted for the impact of the additional week in 2020, revenue for the fourth quarter of 2021 increased 6.0%. Improving year-over-year revenues in the quarter reflect increasing customer demand compared to the COVID-19-impacted prior year period.

Earnings from operations in the fourth quarter of 2021 totaled $15.3 million, compared to earnings of $9.5 million reported in the fourth quarter of 2020. The 2021 fourth-quarter results include a $4.1 million restructuring charge. The 2020 fourth-quarter results included a $4.4 million restructuring charge. On an adjusted basis, earnings from operations were $19.4 million compared to $13.9 million in the corresponding quarter of 2020.

Diluted earnings per share in the fourth quarter of 2021 were $1.80 compared to $0.59 per share in the fourth quarter of 2020. Included in the earnings per share in the fourth quarter of 2021 is a non-cash gain, net of tax, on Kelly’s investment in Persol Holdings common stock of $0.87 and a gain on insurance settlement, net of tax, of $0.36, partially offset by a loss of $0.08 related to restructuring charges, net of tax. Included in the earnings per share in the fourth quarter of 2020 is $0.26 from a non-cash gain per share on Kelly’s investment in Persol Holdings common stock, net of tax, partially offset by a loss of $0.08 related to restructuring charges, net of tax. On an adjusted basis, earnings per share were $0.65 in the fourth quarter of 2021 compared to $0.41 in the corresponding quarter of 2020.

“Our fourth-quarter results reflect that the economic recovery continues. While our revenue growth in the quarter was affected by talent supply, we are pleased with our ability to leverage growth into solid gross profit and earnings improvements,” said Quigley.

Operating earnings for the full year of 2021 totaled $48.6 million, compared to a loss of $93.6 million reported for the full year of 2020. The 2021 full-year results included a $4.0 million restructuring charge. The 2020 full-year results include a $147.7 million goodwill impairment charge, $12.8 million of restructuring charges, a $9.5 million customer dispute charge and a $32.1 million gain on sale of assets. On an adjusted basis, earnings from operations for the full year of 2021 were $52.6 million compared to $44.3 million for the full year of 2020.

Diluted earnings per share for the full year of 2021 were $3.91 compared to a loss per share of $1.83 for the full year of 2020. Included in the earnings per share for the full year of 2021 is $2.12 from a non-cash gain on Kelly’s investment in Persol Holdings common stock, net of tax, and a $0.36 gain on insurance settlement, net of tax, partially offset by a $0.07 per share restructuring charge, net of tax. Included in the loss per share for the full year of 2020 is a non-cash goodwill impairment charge, net of tax, of $3.17; restructuring charges, net of tax, of $0.24; a $0.17 customer dispute charge, net of tax; and a non-cash loss, net of tax, on Kelly’s investment in Persol Holdings common stock of $0.29, partially offset by a gain of $0.61 related to the gain on sale of assets, net of tax. On an adjusted basis, earnings per share were $1.51 for the full year of 2021 compared to $1.44 for the full year of 2020.

In other actions taken today, Persol Holdings and Kelly have agreed to changes in their relationship in the APAC region.

First, Kelly will reduce its ownership interest in PersolKelly Pte. Ltd., the staffing joint venture established between Kelly and Persol in 2016, from 49% to 2.5%. Persol will acquire 46.5% of the shares held by Kelly through a Persol subsidiary. These changes will have no impact on the operations of PersolKelly, which remains a premier staffing supplier across the region. PersolKelly will continue to use the brand name, PersolKelly, for a period of time.

Second, Kelly and Persol will discontinue their cross-shareholding. Kelly holds 9,106,800 shares of Persol Holdings common stock, and Persol owns 1,576,169 shares of Kelly's Class A common stock and 1,475 shares of its Class B common stock. Kelly will monetize its equity holdings in Persol by selling all its shares in an open market transaction. Kelly will also buy back from Persol its equity position in Kelly. These actions will allow Kelly to realize the appreciation of its equity investment in Persol and enable the company to reinvest in Kelly's specialty growth strategy. Both stock transactions are expected to be completed within two business days.

Persol Holdings continues to be a valued partner to Kelly, and the companies' senior leaders will continue to regularly meet as part of this valued business partnership. PersolKelly, under the leadership of CEO Francis Koh, will continue to provide workforce solutions to customers across 13 markets in the Asia Pacific market and Kelly, under the leadership of Pete Hamilton, will continue to operate KellyOCG in the region.

“Kelly is already building on our momentum from 2021, which included Softworld, our largest acquisition to date, the creation of a strong, diverse leadership team, and the introduction of new solutions and products in our specialty businesses,” said Quigley. “With the additional transactions announced today, Kelly will free up significant capital to invest in our specialty strategy, positioning us to elevate growth and profitability in 2022 and beyond.”

In conjunction with its fourth-quarter earnings release, Kelly has published a financial presentation on the Investor Relations page of its public website and will host a conference call at 9 a.m. ET on February 14 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Internet:
Kellyservices.com

Via the Telephone
(877) 692-8955 (toll free) or (234) 720-6979 (caller paid)
Enter access code 5728672
After the prompt, please enter “#”

A recording of the conference call will be available after 1:30 p.m. ET on February 14, 2022, at (866) 207-1041 (toll-free) and (402) 970-0847 (caller-paid). The access code is 7976390#. The recording will also be available at kellyservices.com during this period.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These factors include, but are not limited to, changing market and economic conditions, the impact of the novel coronavirus (COVID-19) outbreak, competitive market pressures including pricing and technology introductions and disruptions, disruption in the labor market and weakened demand for human capital resulting from technological advances, competition law risks, the impact of changes in laws and regulations (including federal, state and international tax laws), unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, or the risk of additional tax liabilities in excess of our estimates, our ability to achieve our business strategy, our ability to successfully develop new service offerings, material changes in demand from or loss of large corporate customers as well as changes in their buying practices, risks particular to doing business with government or government contractors, the risk of damage to our brand, our exposure to risks associated with services outside traditional staffing, including business process outsourcing, services of licensed professionals and services connecting talent to independent work, our increasing dependency on third parties for the execution of critical functions, our ability to effectively implement and manage our information technology strategy, the risks associated with past and future acquisitions, including risk of related impairment of goodwill and intangible assets, exposure to risks associated with investments in equity affiliates including PersolKelly Pte. Ltd., risks associated with conducting business in foreign countries, including foreign currency fluctuations, the exposure to potential market and currency exchange risks relating to our investment in Persol Holdings, risks associated with violations of anti-corruption, trade protection and other laws and regulations, availability of qualified full-time employees, availability of temporary workers with appropriate skills required by customers, liabilities for employment-related claims and losses, including class action lawsuits and collective actions, our ability to sustain critical business applications through our key data centers, risks arising from failure to preserve the privacy of information entrusted to us or to meet our obligations under global privacy laws, the risk of cyberattacks or other breaches of network or information technology security, our ability to realize value from our tax credit and net operating loss carryforwards, our ability to maintain specified financial covenants in our bank facilities to continue to access credit markets, and other risks, uncertainties and factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. Actual results may differ materially from any forward-looking statements contained herein, and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) connects talented people to companies in need of their skills in areas including Science, Engineering, Education, Office, Contact Center, Light Industrial, and more. We’re always thinking about what’s next in the evolving world of work, and we help people ditch the script on old ways of thinking and embrace the value of all workstyles in the workplace. We directly employ more than 350,000 people around the world, and we connect thousands more with work through our global network of talent suppliers and partners in our outsourcing and consulting practice. Revenue in 2021 was $4.9 billion. Visit kellyservices.com and let us help with what’s next for you.

# # #

MEDIA CONTACT:	ANALYST CONTACT:
Jane Stehney	James Polehna
(248) 765-6864	(248) 244-4586
stehnja@kellyservices.com	polehjm@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED JANUARY 2, 2022 AND 14 WEEKS ENDED JANUARY 3, 2021
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2021	2020	Change		Change	Change

Revenue from services	$1,250.3	$1,241.4	$8.9		0.7%	1.1%

Cost of services	1,004.3	1,017.3	(13.0)		(1.3)

Gross profit	246.0	224.1	21.9		9.8	10.1

Selling, general and administrative expenses	230.7	214.6	16.1		7.5	7.9

Earnings from operations	15.3	9.5	5.8		60.7

Gain (loss) on investment in Persol Holdings	50.0	14.8	35.2		236.8

Gain on insurance settlement	19.0	—	19.0		NM

Other income (expense), net	0.4	(0.2)	0.6		277.9

Earnings before taxes and equity in net earnings (loss) of affiliate	84.7	24.1	60.6		251.5

Income tax expense (benefit)	16.1	2.5	13.6		NM

Net earnings before equity in net earnings (loss) of affiliate	68.6	21.6	47.0		218.4

Equity in net earnings (loss) of affiliate	3.1	1.8	1.3		72.2

Net earnings	$71.7	$23.4	$48.3		207.1%

Basic earnings per share	$1.80	$0.59	$1.21		205.1%
Diluted earnings per share	$1.80	$0.59	$1.21		205.1%

STATISTICS:

Permanent placement income (included in revenue from services)	$21.1	$10.8	$10.3		94.7%	95.0%

Gross profit rate	19.7%	18.1%	1.6	pts.

Conversion rate	6.2	4.2	2.0

Adjusted EBITDA	$27.7	$20.4	$7.3
Adjusted EBITDA margin	2.2%	1.6%	0.6	pts.

Effective income tax rate	19.0%	10.6%	8.4	pts.

Average number of shares outstanding (millions):
Basic	39.4	39.3
Diluted	39.6	39.4

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 52 WEEKS ENDED JANUARY 2, 2022 AND 53 WEEKS ENDED JANUARY 3, 2021
(UNAUDITED)
(In millions of dollars except per share data)
					%		CC %
	2021	2020	Change		Change		Change

Revenue from services	$4,909.7	$4,516.0	$393.7		8.7%		7.8%

Cost of services	3,990.5	3,688.4	302.1		8.2

Gross profit	919.2	827.6	91.6		11.1		10.1

Selling, general and administrative expenses	870.6	805.6	65.0		8.1		7.3

Goodwill impairment charge	—	147.7	(147.7)		NM

Gain on sale of assets	—	(32.1)	32.1		NM

Earnings (loss) from operations	48.6	(93.6)	142.2		NM

Gain (loss) on investment in Persol Holdings	121.8	(16.6)	138.4		NM

Gain on insurance settlement	19.0	—	19.0		NM

Other income (expense), net	(3.6)	3.4	(7.0)		(206.5)

Earnings (loss) before taxes and equity in net earnings (loss) of affiliate	185.8	(106.8)	292.6		NM

Income tax expense (benefit)	35.1	(34.0)	69.1		203.4

Net earnings (loss) before equity in net earnings (loss) of affiliate	150.7	(72.8)	223.5		NM

Equity in net earnings (loss) of affiliate	5.4	0.8	4.6		NM

Net earnings (loss)	$156.1	$(72.0)	$228.1		NM	%

Basic earnings (loss) per share	$3.93	$(1.83)	$5.76		NM	%
Diluted earnings (loss) per share	$3.91	$(1.83)	$5.74		NM	%

STATISTICS:

Permanent placement income (included in revenue from services)	$75.4	$39.7	$35.7		89.7%		87.4%

Gross profit rate	18.7%	18.3%	0.4	pts.

Conversion rate	5.3	(11.3)	16.6

Adjusted EBITDA	$84.1	$69.0	$15.1
Adjusted EBITDA margin	1.7%	1.5%	0.2	pts.

Effective income tax rate	18.9%	31.8%	(12.9)	pts.

Average number of shares outstanding (millions):
Basic	39.4	39.3
Diluted	39.5	39.3

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	Fourth Quarter

	2021 (13 Wks)	2020 (14 Wks)	% Change		CC % Change
Professional & Industrial
Revenue from services	$450.7	$511.7	(11.9)%		(12.1)%
Gross profit	82.3	89.1	(7.7)		(7.9)
SG&A expenses excluding restructuring charges	70.8	76.5	(7.4)		(7.6)
Restructuring charges	—	1.7	NM		NM
Total SG&A expenses	70.8	78.2	(9.5)		(9.6)
Earnings (loss) from operations	11.5	10.9	5.3
Earnings (loss) from operations excluding restructuring charges	11.5	12.6	(9.2)

Gross profit rate	18.2%	17.4%	0.8	pts.

Science, Engineering & Technology
Revenue from services	$297.7	$257.6	15.5%		15.5%
Gross profit	66.1	53.4	23.7		23.7
SG&A expenses excluding restructuring charges	49.2	35.2	39.7		39.6
Restructuring charges	—	0.1	NM		NM
Total SG&A expenses	49.2	35.3	39.3		39.3
Earnings (loss) from operations	16.9	18.1	(6.7)
Earnings (loss) from operations excluding restructuring charges	16.9	18.2	(7.1)

Gross profit rate	22.2%	20.7%	1.5	pts.

Education
Revenue from services	$132.4	$91.8	44.3%		44.3%
Gross profit	21.1	13.4	57.6		57.6
SG&A expenses excluding restructuring charges	15.6	13.3	17.1		17.1
Restructuring charges	—	0.2	NM		NM
Total SG&A expenses	15.6	13.5	15.3		15.3
Earnings (loss) from operations	5.5	(0.1)	NM
Earnings (loss) from operations excluding restructuring charges	5.5	0.1	NM

Gross profit rate	15.9%	14.6%	1.3	pts.

Outsourcing & Consulting
Revenue from services	$112.1	$102.5	9.3%		9.4%
Gross profit	38.0	32.7	16.3		16.5
SG&A expenses excluding restructuring charges	33.5	28.9	16.2		16.4
Restructuring charges	—	0.3	NM		NM
Total SG&A expenses	33.5	29.2	15.1		15.4
Earnings (loss) from operations	4.5	3.5	26.2
Earnings (loss) from operations excluding restructuring charges	4.5	3.8	17.6

Gross profit rate	34.0%	31.9%	2.1	pts.

International
Revenue from services	$257.7	$278.0	(7.2)%		(5.4)%
Gross profit	38.5	35.5	8.6		11.0
SG&A expenses excluding restructuring charges	35.5	33.2	6.9		9.2
Restructuring charges	1.2	0.3	365.5		384.5
Total SG&A expenses	36.7	33.5	9.6		12.1
Earnings (loss) from operations	1.8	2.0	(7.7)
Earnings (loss) from operations excluding restructuring charges	3.0	2.3	35.1

Gross profit rate	15.0%	12.8%	2.2	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	December Year to Date

	2021 (52 Wks)	2020 (53 Wks)	% Change		CC % Change
Professional & Industrial
Revenue from services	$1,837.4	$1,858.4	(1.1)%		(1.5)%
Gross profit	310.0	330.2	(6.1)		(6.5)
SG&A expenses excluding restructuring charges	278.6	282.6	(1.4)		(1.7)
Restructuring charges	—	6.0	NM		NM
Total SG&A expenses	278.6	288.6	(3.5)		(3.8)
Earnings (loss) from operations	31.4	41.6	(24.4)
Earnings (loss) from operations excluding restructuring charges	31.4	47.6	(34.0)

Gross profit rate	16.9%	17.8%	(0.9)	pts.

Science, Engineering & Technology
Revenue from services	$1,156.8	$1,019.1	13.5%		13.3%
Gross profit	253.9	209.4	21.3		21.1
SG&A expenses excluding restructuring charges	180.2	133.8	34.7		34.5
Restructuring charges	—	0.6	NM		NM
Total SG&A expenses	180.2	134.4	34.1		33.9
Earnings (loss) from operations	73.7	75.0	(1.7)
Earnings (loss) from operations excluding restructuring charges	73.7	75.6	(2.5)

Gross profit rate	21.9%	20.5%	1.4	pts.

Education
Revenue from services	$416.5	$286.9	45.2%		45.2%
Gross profit	65.1	42.2	54.1		54.1
SG&A expenses excluding restructuring charges	62.1	50.2	23.6		23.6
Restructuring charges	—	1.0	NM		NM
Total SG&A expenses	62.1	51.2	21.1		21.1
Earnings (loss) from operations	3.0	(9.0)	NM
Earnings (loss) from operations excluding restructuring charges	3.0	(8.0)	NM

Gross profit rate	15.6%	14.7%	0.9	pts.

Outsourcing & Consulting
Revenue from services	$432.1	$363.5	18.9%		17.9%
Gross profit	141.4	119.8	18.0		16.3
SG&A expenses excluding restructuring charges	122.7	108.0	13.6		12.4
Restructuring charges	—	0.3	NM		NM
Total SG&A expenses	122.7	108.3	13.3		12.0
Earnings (loss) from operations	18.7	11.5	62.7
Earnings (loss) from operations excluding restructuring charges	18.7	11.8	58.3

Gross profit rate	32.7%	33.0%	(0.3)	pts.

International
Revenue from services	$1067.8	$988.6	8.0%		4.9%
Gross profit	148.8	126.0	18.1		14.8
SG&A expenses excluding restructuring charges	137.7	133.5	3.1		0.2
Restructuring charges	1.2	1.4	(10.2)		(6.6)
Total SG&A expenses	138.9	134.9	2.9		0.1
Earnings (loss) from operations	9.9	(8.9)	NM
Earnings (loss) from operations excluding restructuring charges	11.1	(7.5)	NM

Gross profit rate	13.9%	12.7%	1.2	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)
	Jan. 2, 2022	Jan. 3, 2021
Current Assets
Cash and equivalents	$112.7	$223.0
Trade accounts receivable, less allowances of
$12.6 and $13.3, respectively	1,423.2	1,265.2
Prepaid expenses and other current assets	52.8	61.4
Total current assets	1,588.7	1,549.6

Noncurrent Assets
Property and equipment, net	35.3	41.0
Operating lease right-of-use assets	75.8	83.2
Deferred taxes	302.8	282.0
Goodwill, net	114.8	3.5
Investment in Persol Holdings	264.3	164.2
Investment in equity affiliate	123.4	118.5
Other assets	389.1	319.9
Total noncurrent assets	1,305.5	1,012.3

Total Assets	$2,894.2	$2,561.9

Current Liabilities
Short-term borrowings	$—	$0.3
Accounts payable and accrued liabilities	687.2	536.8
Operating lease liabilities	17.5	19.6
Accrued payroll and related taxes	318.4	293.0
Accrued workers' compensation and other claims	20.8	22.7
Income and other taxes	51.3	53.2
Total current liabilities	1,095.2	925.6

Noncurrent Liabilities
Operating lease liabilities	61.4	67.5
Accrued payroll and related taxes	57.6	58.5
Accrued workers' compensation and other claims	37.0	42.2
Accrued retirement benefits	220.0	205.8
Other long-term liabilities	86.8	59.3
Total noncurrent liabilities	462.8	433.3

Stockholders' Equity
Common stock	40.1	40.1
Treasury stock	(15.1)	(17.1)
Paid-in capital	23.9	21.3
Earnings invested in the business	1,315.0	1,162.9
Accumulated other comprehensive income (loss)	(27.7)	(4.2)

Total stockholders' equity	1,336.2	1,203.0

Total Liabilities and Stockholders' Equity	$2,894.2	$2,561.9

Statistics:
Working Capital	$493.5	$624.0
Current Ratio	1.5	1.7
Debt-to-capital %	0.0%	0.0%
Global Days Sales Outstanding	60	64
Year-to-Date Free Cash Flow	$73.8	$170.5

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 52 WEEKS ENDED JANUARY 2, 2022 AND 53 WEEKS ENDED JANUARY 3, 2021
(UNAUDITED)
(In millions of dollars)
	2021	2020
Cash flows from operating activities:
Net earnings (loss)	$156.1	$(72.0)
Adjustments to reconcile net earnings to net cash from operating activities:
Goodwill impairment charge	—	147.7
Deferred income taxes	21.6	(57.1)
Depreciation and amortization	29.8	24.2
Operating lease asset amortization	21.2	21.1
Provision for credit losses and sales allowances	1.6	12.8
Stock-based compensation	5.1	3.9
(Gain) loss on investment in Persol Holdings	(121.8)	16.6
Gain on insurance settlement	(19.0)	—
Gain on sale of assets	—	(32.1)
Equity in net (earnings) loss of PersolKelly Pte. Ltd.	(5.4)	(0.8)
Other, net	6.0	1.4
Changes in operating assets and liabilities, net of acquisitions	(10.2)	120.3
Net cash from operating activities	85.0	186.0

Cash flows from investing activities:
Capital expenditures	(11.2)	(15.5)
Proceeds from sale of assets	—	55.5
Acquisition of companies, net of cash received	(213.0)	(39.2)
Proceeds from company-owned life insurance	12.2	2.3
Proceeds from insurance settlement	19.0	—
Proceeds from sale of Brazil, net of cash disposed	—	1.2
Proceeds (payments) related to loans to equity affiliate	5.9	5.6
Proceeds from (investment in) equity securities	5.0	(0.2)
Other investing activities	1.4	0.1
Net cash (used in) from investing activities	(180.7)	9.8

Cash flows from financing activities:
Net change in short-term borrowings	(0.2)	(1.7)
Financing lease payments	(1.5)	(2.0)
Dividend payments	(4.0)	(3.0)
Payments of tax withholding for stock awards	(0.6)	(1.2)
Contingent consideration payments	(1.6)	—
Other financing activities	(0.2)	(0.2)
Net cash used in financing activities	(8.1)	(8.1)

Effect of exchange rates on cash, cash equivalents and restricted cash	(4.8)	9.4

Net change in cash, cash equivalents and restricted cash	(108.6)	197.1
Cash, cash equivalents and restricted cash at beginning of year	228.1	31.0

Cash, cash equivalents and restricted cash at end of year	$119.5	$228.1

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES
(UNAUDITED)
(In millions of dollars)

	Fourth Quarter

	2021	2020	%	CC %
	(13 Wks)	(14 Wks)	Change	Change

Americas
United States	$908.6	$891.0	2.0%	2.0%
Canada	38.1	33.8	12.6	8.6
Puerto Rico	25.5	20.9	21.6	21.6
Mexico	10.6	35.8	(70.5)	(70.1)
Total Americas Region	982.8	981.5	0.1	—

Europe
Switzerland	61.0	59.2	3.1	4.9
France	55.0	57.0	(3.5)	0.5
Portugal	37.3	42.6	(12.4)	(8.6)
Russia	32.9	29.9	9.8	4.9
Italy	18.2	15.7	15.8	20.7
United Kingdom	16.4	17.2	(4.5)	(6.7)
Germany	9.4	8.0	17.4	22.3
Ireland	8.0	5.9	36.9	42.4
Other	18.1	15.9	13.5	17.4
Total Europe Region	256.3	251.4	2.0	4.0

Total Asia-Pacific Region	11.2	8.5	33.3	34.5

Total Kelly Services, Inc.	$1,250.3	$1,241.4	0.7%	1.1%

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES
(UNAUDITED)
(In millions of dollars)

	December Year to Date

	2021	2020	%	CC %
	(52 Wks)	(53 Wks)	Change	Change

Americas
United States	$3,513.4	$3,260.2	7.8%	7.8%
Canada	155.0	122.5	26.5	18.2
Puerto Rico	102.1	77.0	32.5	32.5
Mexico	92.7	114.4	(19.0)	(23.2)
Brazil	—	17.0	NM	NM
Total Americas Region	3,863.2	3,591.1	7.6	7.2

Europe
France	223.1	198.2	12.5	8.6
Switzerland	222.2	200.4	10.9	8.2
Portugal	158.2	141.7	11.7	7.6
Russia	132.2	118.5	11.5	14.3
Italy	74.2	58.2	27.4	23.0
United Kingdom	68.3	73.7	(7.4)	(13.7)
Germany	34.0	30.1	13.0	9.7
Ireland	26.8	19.9	34.9	31.4
Other	68.0	54.6	24.5	20.4
Total Europe Region	1,007.0	895.3	12.5	9.5

Total Asia-Pacific Region	39.5	29.6	33.8	27.7

Total Kelly Services, Inc.	$4,909.7	$4,516.0	8.7%	7.8%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FOURTH QUARTER
(UNAUDITED)
(In millions of dollars)

	2021			2020
SG&A Expenses:	As Reported	Restructuring(5)	Adjusted	Adjusted
Professional & Industrial	$70.8	$—	$70.8	$76.5
Science, Engineering & Technology	49.2	—	49.2	35.2
Education	15.6	—	15.6	13.3
Outsourcing & Consulting	33.5	—	33.5	28.9
International	36.7	(1.2)	35.5	33.2
Corporate	24.9	(2.9)	22.0	23.1
Total Company	$230.7	$(4.1)	$226.6	$210.2

	2021			2020
Earnings (Loss) from Operations:	As Reported	Restructuring(5)	Adjusted	Adjusted
Professional & Industrial	$11.5	$—	$11.5	$12.6
Science, Engineering & Technology	16.9	—	16.9	18.2
Education	5.5	—	5.5	0.1
Outsourcing & Consulting	4.5	—	4.5	3.8
International	1.8	1.2	3.0	2.3
Corporate	(24.9)	2.9	(22.0)	(23.1)
Total Company	$15.3	$4.1	$19.4	$13.9

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FOURTH QUARTER
(UNAUDITED)
(In millions of dollars)

	2020
SG&A Expenses:	As Reported	Restructuring(5)	Adjusted
Professional & Industrial	$78.2	$(1.7)	$76.5
Science, Engineering & Technology	35.3	(0.1)	35.2
Education	13.5	(0.2)	13.3
Outsourcing & Consulting	29.2	(0.3)	28.9
International	33.5	(0.3)	33.2
Corporate	24.9	(1.8)	23.1
Total Company	$214.6	$(4.4)	$210.2

	2020
Earnings (Loss) from Operations:	As Reported	Restructuring(5)	Adjusted
Professional & Industrial	$10.9	$1.7	$12.6
Science, Engineering & Technology	18.1	0.1	18.2
Education	(0.1)	0.2	0.1
Outsourcing & Consulting	3.5	0.3	3.8
International	2.0	0.3	2.3
Corporate	(24.9)	1.8	(23.1)
Total Company	$9.5	$4.4	$13.9

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
DECEMBER YEAR TO DATE
(UNAUDITED)
(In millions of dollars)

	2021			2020
SG&A Expenses:	As Reported	Restructuring(5)	Adjusted	Adjusted
Professional & Industrial	$278.6	$—	$278.6	$282.6
Science, Engineering & Technology	180.2	—	180.2	133.8
Education	62.1	—	62.1	50.2
Outsourcing & Consulting	122.7	—	122.7	108.0
International	138.9	(1.2)	137.7	124.0
Corporate	88.1	(2.8)	85.3	84.7
Total Company	$870.6	$(4.0)	$866.6	$783.3

	2021			2020
Earnings (Loss) from Operations:	As Reported	Restructuring(5)	Adjusted	Adjusted
Professional & Industrial	$31.4	$—	$31.4	$47.6
Science, Engineering & Technology	73.7	—	73.7	75.6
Education	3.0	—	3.0	(8.0)
Outsourcing & Consulting	18.7	—	18.7	11.8
International	9.9	1.2	11.1	2.0
Corporate	(88.1)	2.8	(85.3)	(84.7)
Total Company	$48.6	$4.0	$52.6	$44.3

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
DECEMBER YEAR TO DATE
(UNAUDITED)
(In millions of dollars)

	2020
SG&A Expenses:	As Reported	Customer Dispute(4)	Restructuring(5)	Adjusted
Professional & Industrial	$288.6	$—	$(6.0)	$282.6
Science, Engineering & Technology	134.4	—	(0.6)	133.8
Education	51.2	—	(1.0)	50.2
Outsourcing & Consulting	108.3	—	(0.3)	108.0
International	134.9	(9.5)	(1.4)	124.0
Corporate	88.2	—	(3.5)	84.7
Total Company	$805.6	$(9.5)	$(12.8)	$783.3

	2020
Earnings (Loss) from Operations:	As Reported	Goodwill Impairment(1)	Gain on sale of assets(3)	Customer Dispute(4)	Restructuring(5)	Adjusted
Professional & Industrial	$41.6	$—	$—	$—	$6.0	$47.6
Science, Engineering & Technology	75.0	—	—	—	0.6	75.6
Education	(9.0)	—	—	—	1.0	(8.0)
Outsourcing & Consulting	11.5	—	—	—	0.3	11.8
International	(8.9)	—	—	9.5	1.4	2.0
Corporate	(203.8)	147.7	(32.1)	—	3.5	(84.7)
Total Company	$(93.6)	$147.7	$(32.1)	$9.5	$12.8	$44.3

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars except per share data)

	Fourth Quarter		December Year to Date
	2021	2020	2021	2020
Income tax expense (benefit)	$16.1	$2.5	$35.1	$(34.0)
Taxes on goodwill impairment charge(1)	—	—	—	23.0
Taxes on investment in Persol Holdings(2)	(15.3)	(4.5)	(37.3)	5.1
Taxes on gain on sale of assets(3)	—	—	—	(8.1)
Taxes on customer dispute(4)	—	—	—	2.8
Taxes on restructuring charges(5)	1.0	1.0	1.0	3.2
Taxes on gain on insurance settlement(6)	(4.8)	—	(4.8)	—
Adjusted income tax expense (benefit)	$(3.0)	$(1.0)	$(6.0)	$(8.0)

	Fourth Quarter		December Year to Date
	2021	2020	2021	2020
Net earnings (loss)	$71.7	$23.4	$156.1	$(72.0)
Goodwill impairment charge, net of taxes(1)	—	—	—	124.7
(Gain) loss on investment in Persol Holdings, net of taxes(2)	(34.7)	(10.3)	(84.5)	11.5
(Gain) loss on sale of assets, net of taxes(3)	—	—	—	(23.9)
Customer dispute, net of taxes(4)	—	—	—	6.7
Restructuring charges, net of taxes(5)	3.1	3.4	3.0	9.6
Gain on insurance settlement, net of taxes(6)	(14.2)	—	(14.2)	—
Adjusted net earnings	$25.9	$16.5	$60.4	$56.6

	Fourth Quarter		December Year to Date
	2021	2020	2021	2020
	Per Share		Per Share
Net earnings (loss)	$1.80	$0.59	$3.91	$(1.83)
Goodwill impairment charge, net of taxes(1)	—	—	—	3.17
(Gain) loss on investment in Persol Holdings, net of taxes(2)	(0.87)	(0.26)	(2.12)	0.29
Gain on sale of assets, net of taxes(3)	—	—	—	(0.61)
Customer dispute, net of taxes(4)	—	—	—	0.17
Restructuring charges, net of taxes(5)	0.08	0.08	0.07	0.24
Gain on insurance settlement, net of taxes(6)	(0.36)	—	(0.36)	—
Adjusted net earnings	$0.65	$0.41	$1.51	$1.44

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)

	Fourth Quarter		December Year to Date
	2021	2020	2021	2020
Net earnings (loss)	$71.7	$23.4	$156.1	$(72.0)
Other (income) expense, net	(0.4)	0.2	3.6	(3.4)
Income tax expense (benefit)	16.1	2.5	35.1	(34.0)
Depreciation and amortization	8.3	6.5	31.5	24.7
EBITDA	95.7	32.6	226.3	(84.7)
Equity in net (earnings) loss of affiliate	(3.1)	(1.8)	(5.4)	(0.8)
Goodwill impairment charge(1)	—	—	—	147.7
(Gain) loss on investment in Persol Holdings(2)	(50.0)	(14.8)	(121.8)	16.6
Gain on sale of assets(3)	—	—	—	(32.1)
Customer dispute(4)	—	—	—	9.5
Restructuring(5)	4.1	4.4	4.0	12.8
Gain on insurance settlement(6)	(19.0)	—	(19.0)	—
Adjusted EBITDA	$27.7	$20.4	$84.1	$69.0
Adjusted EBITDA margin	2.2%	1.6%	1.7%	1.5%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2020 goodwill impairment charge, the 2021 and 2020 gains and losses on the investment in Persol Holdings, the 2020 gain on sale of assets, the 2020 customer dispute, the 2021 and 2020 restructuring charges and the 2021 gain on insurance settlement are useful to understand the Company's fiscal 2021 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1)The goodwill impairment charge is the result of an interim impairment test the Company performed during the first quarter of 2020, due to a triggering event caused by a decline in the Company's common stock price.

(2)The gains and losses on the investment in Persol Holdings represent the change in fair value of the investment during the period presented and the related tax expense and benefit.

(3)Gain on sale of assets in 2020 primarily represents the excess of the proceeds over the cost of the headquarters properties sold during the first quarter of 2020.

(4)Customer dispute in 2020 represents a non-cash charge in Mexico to increase the reserve against a long-term receivable from a former customer based on an updated probability of loss assessment.

(5)Restructuring charges in 2021 represent severance costs as part of cost management actions designed to increase operational efficiencies within enterprise functions that provide centralized support to operating units. Restructuring charges in 2020 represent severance costs and lease terminations in preparation for the new operating model adopted in the third quarter of 2020.

(6)Gain on insurance settlement represents a payment received in the fourth quarter of 2021 related to the settlement of claims under a representations and warranties insurance policy purchased by the Company in connection with the acquisition of Softworld.